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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references in this Form S-3 of Venoco, Inc. to our reserve reports effective December 31, 2004; December 31, 2005; and December 31, 2006, to the interest of Venoco, Inc. and its subsidiaries (collectively, the "Company"), relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and present values thereof for certain periods.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell, P.E. Chairman and Chief Executive Officer

Dallas Texas
May 23, 2007

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS